Exhibit 99.1
Global Investor Services, Inc. Announces June 2010 Quarter Business Results

New York, NY, September 2, 2010 – Global Investor Services, Inc. (OTCBB:GISV) (“Global” or the “Company”) announced its business results for this year’s first fiscal quarter ending June 2010.

Revenue for the June 2010 quarter was $333,606 versus $ 275,582 in the prior year, an increase of 21% and a 22% sequential increase versus the March 2010 quarter revenue of $273,731.

The Company’s revenue is primarily derived from two channels; on-line investor education and data feed services. The revenue derived from the subscription based investor education services was $218,129 in the June 2010 quarter versus $72,857 in the prior year, an increase of 200%; and a 55% sequential increase versus the March 2010 quarter revenue of $141,460. This growth in revenue is largely attributable to increased marketing investment as previously announced by Global.

The legacy data feed services revenue, which pre-dates the Company’s current on-line operations model, declined 45% to $115,477 in the June 2010 quarter versus the prior year revenue of $202,725 and versus $132,272 in the March 2010 quarter. This decrease is largely attributable to current client conversions to the education offerings as well as attrition. Forward revenue for data feed services is currently embedded in the higher priced education services subscription products; however our continuing clients will still have the option to choose lower priced data services at any time.

As previously announced, the Company increased its marketing investment in the June 2010 quarter. The results of the increased marketing effort generated more than 10,000 buyer leads, of which 4,600 attended on-line webinars, amounting to a five-fold increase over the prior quarter. In the June 2010 quarter, the Company also reduced its cost per lead by 30% and converted webinar attendee leads into buyers at a rate of 18%.

The Company continues to build its in-house sales team and is negotiating with outside sales groups to increase its sales capacity, as required. During the June 2010 quarter, the Company installed lead generation, sales operation, and sales reporting systems which generate current reports on customer conversion and retention. These systems confirm an increase in subscriber retention, a trend which is at the core of the Company’s revenue growth model.  Nick Maturo, CEO of Global, was recently quoted:

We believe we have proven that the Company’s on-line model, as evidenced by the June 2010 Quarter results, is scalable and we will continue to invest our resources in online marketing campaigns to expand the number of leads. Recent improvements in sales operations and new client offerings have increased client retention significantly in the current quarter.

Separately, the business venture between the Company and Questrade, the online broker-dealer, is set to launch in the coming weeks. The Company will report separately on this event.

About Global Investor Services, Inc.:

Global Investor Services provides and delivers a comprehensive online program of investor education, offers proprietary investor search tools and trading indicators, distributes weekly newsletters and offers access to live weekly Trading Rooms through the Company’s InvestView division.  www.investview.com

Forward-Looking Statements:

Certain statements contained in this press release may constitute "forward-looking statements".  Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov).  In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors.  The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change.  However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

For more information, please contact:

Global Investor Services, Inc.
Bill Kosoff, CFO, at (212) 227-2242
www.gisvonline.com